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                                                                    EXHIBIT 10.9


                        TERMINATION AND RELEASE AGREEMENT


                  This Termination and Release Agreement (this "AGREEMENT"), is entered into as of May 11, 2001, between Global TeleSystems, Inc., a Delaware corporation ("GTS"), and Golden Telecom, Inc., a Delaware corporation ("GTI").

                                   WITNESSETH:

                  WHEREAS, Global TeleSystems Europe Holdings B.V. (as the assignee of Global TeleSystems Europe B.V., which is the assignee of GTS, "HOLDINGS BV"), Alfa Telecom Limited (as assignee of Alfa Bank Holdings Limited), a company incorporated in the British Virgin Islands ("ALFA"), Capital International Global Emerging Markets Private Equity Fund, L.P., a Delaware limited partnership ("CIG"), Cavendish Nominees Limited, a limited liability company organized and registered under the laws of Guernsey ("CAVENDISH"), and First NIS Regional Fund SICAV, a private institutional fund organized and registered under the laws of Luxembourg (together with Cavendish, "BARINGS"), have entered into a Share Purchase Agreement (the "SHARE PURCHASE AGREEMENT"), dated as of April 2, 2001, pursuant to which Holdings BV has agreed to sell to Alfa, CIG and Barings, and each of Alfa, CIG and Barings has agreed to purchase, the number of shares of common stock, par value $0.01 per share, of GTI set forth opposite the name of each party on Schedule 1.1 of the Share Purchase Agreement;

                  WHEREAS, GTS and GTI are parties to an Administrative Services Agreement, dated as of October 5, 1999 (the "ADMINISTRATIVE SERVICES AGREEMENT"), pursuant to which GTS agreed to provide to GTI certain administrative services;

                  WHEREAS, GTS and GTI are parties to an Employee Benefits Agreement, dated as of October 5, 1999 (the "EMPLOYEE BENEFITS AGREEMENT" and together with the Administrative Services Agreement, the "TERMINATED AGREEMENTS"), pursuant to which GTS agreed to provide employee benefits to certain employees of GTI; and

                  WHEREAS, GTS and GTI desire to terminate the Terminated Agreements and release the other party from any and all obligations and liabilities arising under either of the Terminated Agreements effective as of the Closing Date (as defined in the Share Purchase Agreement).

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound, the parties hereto agree as follows:

                  1. Termination and Release. (a) GTS and GTI hereby terminate the Terminated Agreements effective as of the Closing Date, and effective as of the Closing Date, the Terminated Agreements shall be of no further force and effect. GTS and GTI hereby acknowledge that the Closing Date shall serve as the Separation Date under the Employee Benefits Agreement.

                  (b) Subject to Section 3 of this Agreement, as of the Closing Date, neither GTS nor GTI shall have any further rights under the Terminated Agreements and, effective as
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of the Closing Date, each party hereto forever releases and discharges the other party (and such other parties successors and assigns) from any and all rights and obligations, duties, claims, debts, actions, causes of action or liabilities arising out of, or relating to, the Terminated Agreements, subject to the satisfaction of the parties' respective obligations under Section 2(f) of the Employee Benefits Agreement; provided that, for the purposes of this
Section 1(b), (i) the Separation Date (as defined in the Employee Benefits Agreement) shall be the Closing Date, (ii) GTI shall not be obligated to establish a "mirror" defined contribution plan under Section 2(f) of the Employee Benefits Agreement, (iii) in the event that GTI decides to establish a defined contribution plan under Section 2(f) of the Employee Benefits Agreement, GTI shall not be required to "mirror" the GTS 401(k) Plan (as defined in the Employee Benefits Agreement), (iv) GTS shall cause to be transferred from the 401(k) Plan (as defined in the Employee Benefits Agreement), in accordance with the terms of Section 2(f) of the Employee Benefits Agreement, assets equal to the account balances as of the Closing Date of the Transferred Employees (as defined in the Employee Benefits Agreement) who participate in the 401(k) Plan (as defined in the Employee Benefits Agreement) (with subsequent "true up" adjustment, if necessary) (the "401(k) ASSETS") and (v) GTI may direct that GTS disperse the 401(k) Assets to the individual employees covered under the GTS 401(k) Plan (as defined in the Employee Benefits Agreement).

                  2. No Third Party Beneficiaries. This Agreement shall be binding upon and inure only to the benefit of GTS and GTI and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  3. Termination of the Share Purchase Agreement. Upon the valid termination of the Share Purchase Agreement by any party thereto, this Agreement shall automatically be null and void and of no furtherforce and effect.

                  4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

                  5. Governing Law. This Agreement shall be governed by the laws of the State of New York.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.



                                                     GLOBAL TELESYSTEMS, INC.



                                                     By
                                                        ------------------------
                                                           Name:
                                                           Title:





                                                     GOLDEN TELECOM, INC.



                                                     By
                                                        ------------------------
                                                           Name:
                                                           Title: